Exhibit 99.1

Compass Diversified Reports Record Third Quarter 2022 Financial Results
Net Sales Growth of 22% Drives Record Quarterly Results
Raises 2022 Outlook Given Continued Strong Performance

Westport, Conn., November 3, 2022 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended September 30, 2022.
“Our third quarter results yet again demonstrate the quality of CODI’s subsidiary businesses, as we delivered another consecutive quarter of record financial performance,” said Elias Sabo, CEO of Compass Diversified. “Our subsidiaries on a combined basis continue to deliver excellent results despite inflationary pressures impacting consumer discretionary spending. End market demand for our core consumer products remains strong, and with many of our consumer businesses taking market share, we believe our businesses can outperform the general market and deliver strong financial results.”

Third Quarter 2022 Financial Highlights vs. Same Year-Ago Quarter (where applicable)
•Net sales up 22% to $597.6 million, and up 15% on a pro forma basis.
•Branded consumer net sales up 34% to $378.2 million, and up 21% on a pro forma basis.
•Niche industrial net sales up 7% to $219.4 million.
•Operating income up 16% to $48.7 million.
•Net income down to $2.6 million vs. $90.2 million in the elevated year-ago period, primarily a result of the $72.7 million gain on the sale of Liberty Safe in August 2021.
•Adjusted Earnings, a non-GAAP financial measure, up 28% to $46.0 million.
•Adjusted EBITDA, a non-GAAP financial measure, up 27% to $98.3 million.
•Paid a third quarter 2022 cash distribution of $0.25 per share on CODI's common shares in October 2022.

Third Quarter 2022 Business Highlights
•Appointed Mr. Larry L. Enterline as Chairman of the Board of Directors effective July 2, 2022. Additionally, Ms. Teri R. Shaffer was appointed to the Board and designated as a member of the Board’s Audit Committee.
•On July 12, 2022, CODI completed the acquisition of PrimaLoft Technologies Holdings, Inc., the parent company of PrimaLoft, Inc. ("PrimaLoft"), a leading provider of branded, high-performance synthetic insulation and materials used primarily in outerwear and accessories.

•5.11 Tactical subsidiary announced the opening of its 100th retail store location, continuing the execution of expanding its retail footprint.
Third Quarter 2022 Financial Results
Net sales in the third quarter of 2022 were $597.6 million, up 22% compared to $488.2 million in the third quarter of 2021. The increase was due to strong performance at its branded consumer and niche industrial subsidiaries. On a pro forma basis, assuming CODI had acquired Lugano and PrimaLoft on January 1, 2021, net sales were up 15% compared to the prior year period.
Branded consumer net sales, pro forma for the Lugano and PrimaLoft acquisitions, increased 21% in the third quarter of 2022 to $380.5 million compared to $314.8 million in the third quarter of 2021. Niche industrial net sales increased 7% in the third quarter of 2022 to $219.4 million compared to $205.0 million in the third quarter of 2021.
Net income for the third quarter of 2022 decreased to $2.6 million compared to net income of $90.2 million in the third quarter of 2021. Income from continuing operations for the third quarter of 2022 decreased to $1.1 million compared to $18.7 million in the third quarter of 2021. The decreases in net income and income from continuing operations were a result of higher interest expense related to the funding of the acquisitions of PrimaLoft and Lugano and provisions for income tax primarily as a result of the reclassification of Advanced Circuits to continuing operations. Additionally, the Company’s net income in the year-ago period included a $72.7 million gain from the sale of Liberty Safe in August 2021. Operating income for the third quarter of 2022 increased 16% to $48.7 million compared to $41.9 million in the third quarter of 2021.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the third quarter of 2022 increased 28% to $46.0 million compared to $35.8 million in the third quarter of 2021. CODI's weighted average number of shares outstanding for the quarter ended September 30, 2022, was 71.9 million and, for the quarter ended September 30, 2021, was 64.9 million.
Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) in the third quarter of 2022 was $98.3 million, up 27% compared to $77.6 million in the third quarter of 2021. The increase was primarily due to the strong performance across the branded consumer and niche industrial businesses on a combined basis and the impact of the PrimaLoft and Lugano acquisitions. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the third quarter were $16.7 million.
Liquidity and Capital Resources
As of September 30, 2022, CODI had approximately $61.3 million in cash and cash equivalents, $113 million outstanding on its revolver, $397.5 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300 million outstanding in 5.000% Senior Notes due 2032.
As of September 30, 2022, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $485 million under its revolving credit facility.
Third Quarter 2022 Distributions
On October 4, 2022, CODI's Board of Directors (the “Board”) declared a third quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on October 27, 2022, to all holders of record of common shares as of October 20, 2022.

The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, July 30, 2022, up to, but excluding, October 30, 2022. The distribution for such period was payable on October 30, 2022, to all holders of record of Series A Preferred Shares as of October 15, 2022. The payment occurred on October 31, 2022, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, July 30, 2022, up to, but excluding, October 30, 2022. The distribution for such period was payable on October 30, 2022 to all holders of record of Series B Preferred Shares as of October 15, 2022. The payment occurred on October 31, 2022, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, July 30, 2022, up to, but excluding, October 30, 2022. The distribution for such period was payable on October 30, 2022 to all holders of record of Series C Preferred Shares as of October 15, 2022. The payment occurred on October 31, 2022, the next business day following the payment date.
Increases 2022 Outlook
As a result of CODI’s strong financial performance in the third quarter, its expectations for the remainder of 2022 and its current view of the economy, the Company is raising its outlook. CODI expects its current subsidiaries to produce consolidated subsidiary Adjusted EBITDA for the full year 2022 of between $460 million and $470 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2022, absent additional acquisitions or divestitures, includes a reduction for management fees paid at the subsidiaries of approximately $7.5 million and excludes corporate expenses such as interest expense, management fees paid at CODI and corporate overhead. In addition, the Company expects to earn between $145 million and $155 million in Adjusted Earnings for the full year 2022.

Conference Call
Management will host a conference call on Thursday, November 3, 2022, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 396-8049 and the dial-in number for international callers is (416) 764-8646. The Conference ID is 66435663. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. An online replay of the webcast will be available on the same website following the call. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Thursday, November 10, 2022. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.

Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of Lugano and PrimaLoft, assuming that the Company acquired Lugano and PrimaLoft on January 1, 2021. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2022 Adjusted EBITDA or 2022 Adjusted Earnings to their comparable GAAP measure because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified (“CODI”)
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2022 Adjusted EBITDA, our 2022 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete divestitures when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K

Investor Relations:	Media:

Compass Diversified	The IGB Group
irinquiry@CompassDiversified.com	Leon Berman
212.477.8438
lberman@igbir.com

Cody Slach
Gateway Group
949.574.3860
CODI@gatewayir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$61,252	$160,733
Accounts receivable, net	326,266	277,710
Inventories, net	725,902	565,743
Prepaid expenses and other current assets	81,130	57,006
Total current assets	1,194,550	1,061,192
Property, plant and equipment, net	193,749	186,477
Goodwill	1,194,251	882,083
Intangible assets, net	1,096,020	872,690
Other non-current assets	162,727	141,819
Total assets	$3,841,297	$3,144,261

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$100,511	$124,203
Accrued expenses	211,633	190,348
Due to related party	15,368	12,802
Current portion, long-term debt	10,000	—
Other current liabilities	39,378	34,269
Total current liabilities	376,890	361,622
Deferred income taxes	153,202	97,763
Long-term debt	1,784,365	1,284,826
Other non-current liabilities	134,857	115,520
Total liabilities	2,449,314	1,859,731
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,171,565	1,111,816
Noncontrolling interest	220,418	172,714
Total stockholders' equity	1,391,983	1,284,530
Total liabilities and stockholders’ equity	$3,841,297	$3,144,261

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Net sales	$597,607	$488,158	$1,669,123	$1,372,266
Cost of sales	358,291	296,027	996,210	818,307
Gross profit	239,316	192,131	672,913	553,959
Operating expenses:
Selling, general and administrative expense	148,700	118,818	403,428	337,815
Management fees	16,717	12,398	46,304	34,504
Amortization expense	25,152	19,056	67,191	56,502
Operating income	48,747	41,859	155,990	125,138
Other income (expense):
Interest expense, net	(22,799)	(13,855)	(57,737)	(42,607)
Amortization of debt issuance costs	(1,004)	(759)	(2,735)	(2,167)
Loss on debt extinguishment	(534)	—	(534)	(33,305)
Other income (expense), net	(2,141)	1,031	606	(1,906)
Net income from continuing operations before income taxes	22,269	28,276	95,590	45,153
Provision for income taxes	21,163	9,556	39,201	24,662
Income from continuing operations	1,106	18,720	56,389	20,491
Income (loss) from discontinued operations, net of income tax	—	(1,309)	—	7,665
Gain on sale of discontinued operations	1,479	72,745	6,893	72,745
Net income	2,585	90,156	63,282	100,901
Less: Net income from continuing operations attributable to noncontrolling interest	4,359	2,201	14,927	7,915
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	—	(145)	—	522
Net income (loss) attributable to Holdings	$(1,774)	$88,100	$48,355	$92,464

Amounts attributable to Holdings
Income (loss) from continuing operations	(3,253)	16,519	41,462	12,576
Income (loss) from discontinued operations	—	(1,164)	—	7,143
Gain on sale of discontinued operations, net of income tax	1,479	72,745	6,893	72,745
Net income (loss) attributable to Holdings	$(1,774)	$88,100	$48,355	$92,464

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.23)	$(0.13)	$0.10	$(0.46)
Discontinued operations	0.02	1.10	0.10	1.23
	$(0.21)	$0.97	$0.20	$0.77

Basic weighted average number of common shares outstanding	71,910	65,008	70,514	64,936

Cash distributions declared per Trust common share	$0.25	$1.24	$0.75	$1.96

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2022	2021	2022	2021
Net income	$2,585	$90,156	$63,282	$100,901
Gain on sale of discontinued operations	1,479	72,745	6,893	72,745
Income (loss) from discontinued operations, net of tax	—	(1,309)	—	7,665
Income from continuing operations	$1,106	$18,720	$56,389	$20,491
Less: income from continuing operations attributable to noncontrolling interest	4,359	2,201	14,927	7,915
Net income (loss) attributable to Holdings - continuing operations	$(3,253)	$16,519	$41,462	$12,576
Adjustments:
Distributions paid - Preferred Shares	(6,045)	(6,045)	(18,136)	(18,136)
Amortization expense - intangibles and inventory step up	26,241	19,056	72,092	56,502
Loss on debt extinguishment	534	—	534	33,305
Stock compensation	3,242	2,892	8,851	8,496
Acquisition expenses	5,902	1,866	6,118	2,176
Integration Services Fee	1,625	1,100	2,750	4,300
Held-for-sale tax impact - corporate	16,457	—	12,119	—
Other	1,287	460	4,116	(609)
Adjusted Earnings	$45,990	$35,848	$129,906	$98,610
Plus (less):
Depreciation	11,284	10,372	32,589	28,896
Income taxes	21,163	9,556	39,201	24,662
Held-for-sale tax impact - corporate	(16,457)	—	(12,119)	—
Interest expense, net	22,799	13,855	57,737	42,607
Amortization of debt issuance	1,004	759	2,735	2,167
Noncontrolling interest	4,359	2,201	14,927	7,915
Preferred distributions	6,045	6,045	18,136	18,136
Other expense (income)	2,139	(1,032)	(606)	1,906
Adjusted EBITDA	$98,326	$77,604	$282,506	$224,899

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended September 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(29,950)	$5,905	$8,935	$(759)	$8,095	$4,230	$(8,492)	$4,679	$2,426	$2,765	$3,475	$(203)	$1,106
Adjusted for:
Provision (benefit) for income taxes	16,457	1,906	1,776	(410)	1,166	1,609	(3,570)	1,416	671	805	537	(1,200)	21,163
Interest expense, net	22,725	2	(7)	—	3	3	(4)	70	—	—	7	—	22,799
Intercompany interest	(28,762)	3,503	1,808	1,737	3,263	1,812	3,251	2,997	1,621	2,821	1,402	4,547	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization expense	285	5,766	5,577	2,033	3,083	2,504	4,194	3,420	538	4,124	1,936	5,069	38,529
EBITDA	(18,711)	17,082	18,089	2,601	15,610	10,158	(4,621)	12,582	5,256	10,515	7,357	8,213	84,131
Other (income) expense	(73)	709	403	—	—	(1)	260	971	224	110	—	(463)	2,140
Non-controlling shareholder compensation	—	381	621	362	356	537	—	240	124	375	13	232	3,241
Acquisition expenses	—	—	—	—	—	—	5,680	222	—	—	—	—	5,902
Integration services fee	—	—	—	—	562	—	1,063	—	—	—	—	—	1,625
Other	—	—	—	—	—	—	—	—	853	—	—	434	1,287
Adjusted EBITDA	$(18,784)	$18,172	$19,113	$2,963	$16,528	$10,694	$2,382	$14,015	$6,457	$11,000	$7,370	$8,416	$98,326

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended September 30, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(10,553)	$5,223	$4,256	$(531)	$681	$2,235	$8,568	$3,821	$2,594	$2,245	$181	$18,720
Adjusted for:
Provision (benefit) for income taxes	—	1,830	700	329	304	631	2,334	1,093	1,336	1,058	(58)	9,557
Interest expense, net	13,813	1	—	—	—	1	35	—	—	5	—	13,855
Intercompany interest	(17,717)	2,960	1,958	441	548	697	1,902	1,792	1,657	1,313	4,449	—
Depreciation and amortization	243	5,868	5,149	2,050	70	2,155	3,161	557	3,206	2,005	5,722	30,186
EBITDA	(14,214)	15,882	12,063	2,289	1,603	5,719	16,000	7,263	8,793	6,626	10,294	72,318
Other (income) expense	(433)	(2)	110	—	22	(11)	(2)	55	(267)	(51)	(453)	(1,032)
Non-controlling shareholder compensation	—	639	572	434	—	275	253	124	257	8	330	2,892
Acquisition expenses	39	—	—	—	1,827	—	—	—	—	—	—	1,866
Integration services fees	—	—	1,100	—	—	—	—	—	—	—	—	1,100
Other	187	273	—	—	—	—	—	—	—	—	—	460
Adjusted EBITDA(1)	$(14,421)	$16,792	$13,845	$2,723	$3,452	$5,983	$16,251	$7,442	$8,783	$6,583	$10,171	$77,604

(1) As a result of the sale of Liberty Safe in August 2021, Adjusted EBITDA for the three months ended September 30, 2021 does not include $0.2 million in Adjusted EBITDA from Liberty.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine months ended September 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(51,431)	$15,540	$37,122	$(634)	$21,871	$8,374	$(8,492)	$7,826	$9,510	$7,149	$7,217	$2,337	$56,389
Adjusted for:
Provision (benefit) for income taxes	12,119	4,999	6,819	432	5,863	2,821	(3,570)	2,372	2,600	2,907	2,768	(929)	39,201
Interest expense, net	57,559	12	(19)	2	12	13	(4)	142	—	—	20	—	57,737
Intercompany interest	(71,727)	9,501	5,634	4,000	7,841	4,649	3,251	6,987	4,851	7,844	3,947	13,222	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization expense	862	16,804	16,345	6,061	8,385	9,558	4,194	9,981	1,634	12,254	6,065	15,272	107,415
EBITDA	(52,084)	46,856	65,901	9,861	43,972	25,415	(4,621)	27,308	18,595	30,154	20,017	29,902	261,276
Other (income) expense	(73)	93	498	4	2	(1,829)	260	1,154	251	219	—	(1,185)	(606)
Non-controlling shareholder compensation	—	1,210	1,889	1,154	800	1,089	—	742	372	910	38	647	8,851
Acquisition expenses	—	—	—	—	—	—	5,680	222	—	216	—	—	6,118
Integration services fee	—	—	—	—	1,688	—	1,063	—	—	—	—	—	2,751
Other	—	—	—	250	—	1,802	—	—	853	—	—	1,211	4,116
Adjusted EBITDA	$(52,157)	$48,159	$68,288	$11,269	$46,462	$26,477	$2,382	$29,426	$20,071	$31,499	$20,055	$30,575	$282,506

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine months ended September 30, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(64,717)	$14,318	$16,908	$3,071	$681	$9,485	$19,157	10,366	$5,892	$3,839	$1,491	$20,491
Adjusted for:
Provision (benefit) for income taxes	—	4,857	2,165	1,357	304	2,920	5,381	2,547	2,867	2,062	202	24,662
Interest expense, net	42,464	8	—	—	—	5	125	—	—	5	—	42,607
Intercompany interest	(53,234)	8,743	6,320	1,514	548	1,890	5,586	5,484	5,075	4,128	13,946	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	642	16,762	15,033	6,377	70	6,377	9,489	1,658	9,022	5,822	16,313	87,565
EBITDA	(41,540)	44,688	40,426	12,319	1,603	20,677	39,738	20,055	22,856	15,856	31,952	208,630
Other (income) expense	(286)	(302)	190	—	22	881	2,611	123	(399)	(51)	(883)	1,906
Non-controlling shareholder compensation	—	1,926	1,655	1,241	—	826	777	372	770	16	913	8,496
Acquisition expenses	39	—	—	—	1,827	—	—	—	—	310	—	2,176
Integration services fees	—	—	3,300	—	—	1,000	—	—	—	—	—	4,300
Other	1,085	273	—	—	—		(2,300)	—	—	—	333	(609)
Adjusted EBITDA(1)	$(40,702)	$46,585	$45,571	$13,560	$3,452	$23,384	$40,826	$20,550	$23,227	$16,131	$32,315	$224,899

(1) As a result of the sale of Liberty Safe in August 2021, Adjusted EBITDA for the nine months ended September 30, 2021 does not include $12.7 million in Adjusted EBITDA from Liberty.

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021

Branded Consumer
5.11	$18,172	$16,792	$48,159	$46,585
BOA	19,113	13,845	68,288	45,571
Ergobaby	2,963	2,723	11,269	13,560
Lugano (1)	16,528	3,452	46,462	3,452
Marucci Sports	10,694	5,983	26,477	23,384
PrimaLoft (2)	2,382	—	2,382	—
Velocity Outdoor	14,015	16,251	29,426	40,826
Total Branded Consumer	$83,867	$59,046	$232,463	$173,378

Niche Industrial
Advanced Circuits	$6,457	$7,442	$20,071	$20,550
Altor Solutions	11,000	8,783	31,499	23,227
Arnold Magnetics	7,370	6,583	20,055	16,131
Sterno	8,416	10,171	30,575	32,315
Total Niche Industrial	$33,243	$32,979	$102,200	$92,223
Corporate expense	(18,784)	(14,421)	(52,157)	(40,702)
Total Adjusted EBITDA	$98,326	$77,604	$282,506	$224,899

(1)	The above results for Lugano do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $5.5 million and $24.1 million, respectively, for the three and nine months ended September 30, 2021. Lugano was acquired on September 3, 2021.

(2)	The above results for PrimaLoft do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $1.4 million and $24.8 million, respectively, for the three and nine months ended September 30, 2022, and $4.2 million and $20.1 million, respectively, for the three and nine months ended September 30, 2021. PrimaLoft was acquired on July 12, 2022.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021

Net Sales	$597,607	$488,158	$1,669,123	$1,372,266
Acquisitions (1)	2,319	31,581	55,185	123,446
Pro Forma Net Sales	$599,926	$519,739	$1,724,308	$1,495,712
(1) Acquisitions reflects the net sales for Lugano and PrimaLoft on a pro forma basis as if the Company had acquired these businesses on January 1, 2021.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021

Branded Consumer
5.11	$126,537	$111,099	$350,608	$321,009
BOA	50,019	39,496	166,215	120,033
Ergobaby	21,540	19,816	68,256	69,100
Lugano (1)	51,145	29,498	137,229	81,881
Marucci Sports	42,753	25,040	122,481	86,328
PrimaLoft (1)	13,031	12,906	65,897	52,388
Velocity Outdoor	75,482	76,901	180,774	205,891
Total Branded Consumer	$380,507	$314,756	$1,091,460	$936,630

Niche Industrial
Advanced Circuits	$21,788	$23,182	$67,194	$67,209
Altor Solutions	69,618	44,122	199,590	122,582
Arnold Magnetics	39,377	36,852	116,319	101,893
Sterno	88,636	100,827	249,745	267,398
Total Niche Industrial	$219,419	$204,983	$632,848	$559,082

Total Subsidiary Net Sales	$599,926	$519,739	$1,724,308	$1,495,712
(1) Net sales for Lugano and PrimaLoft are pro forma as if the Company had acquired these businesses on January 1, 2021. Historical net sales for Lugano prior to acquisition on September 3, 2021 were $18.7 million and $71.2 million, respectively, for the three and nine months ended September 30, 2021. Historical net sales for PrimaLoft prior to acquisition on July 12, 2022 were $2.3 million and $55.2 million, respectively, for the three and nine months ended September 30, 2022, and $12.9 million and $52.4 million, respectively, for the three and nine months ended September 30, 2021.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021

Net cash provided by (used in) operating activities	$(4,585)	$37,714	$(39,923)	$147,148
Net cash used in investing activities	(576,713)	(149,733)	(598,951)	(202,429)
Net cash provided by financing activities	538,531	72,195	542,128	54,872
Foreign currency impact on cash	(1,603)	(104)	(2,735)	(96)
Net decrease in cash and cash equivalents	(44,370)	(39,928)	(99,481)	(505)
Cash and cash equivalents - beginning of the period	105,622	110,167	160,733	70,744
Cash and cash equivalents - end of the period	$61,252	$70,239	$61,252	$70,239

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021

Changes in operating assets and liabilities	$(63,998)	$(11,566)	$(223,164)	$(14,720)
Purchases of property and equipment	$(15,086)	$(11,423)	$(39,683)	$(28,001)
Distributions paid - common shares	$(17,931)	$(80,476)	$(52,794)	$(127,204)
Distributions paid - preferred shares	$(6,045)	$(6,045)	$(18,136)	$(18,136)